Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of St. Lawrence Seaway Corporation (the “Company”) on Form 10-Q for the three-month period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Zimmerman, Chairman of the Board of the Company, President, Chief Executive Officer and Chief Financial Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 30, 2008

Bernard Zimmerman Chairman, President, Chief Executive Officer and Chief Financial Officer